                                                                     Exhibit 3.2
                                                                     -----------

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
               SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       OF
                                  CURIS, INC.

          I, Doros Platika, M.D., the President and Chief Executive Officer of CURIS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151
               -----------
of the Delaware General Corporation Law, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of
                         ------------------
Incorporation of the Corporation and by Section 151(g) of the Delaware General Corporation Law, on July __, 2001, the Board of Directors adopted the following resolution, creating a series of shares of convertible exchangeable preferred stock, Series A, designated as "Series A Preferred Stock":

          "RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board of Directors") of CURIS, INC., a corporation
                     ------------------
     organized and existing under the laws of the State of Delaware (the "Corporation"), by the Certificate of Incorporation of the Corporation (the
      -----------
     "Certificate of Incorporation"), the Board of Directors does hereby provide
      ----------------------------
     for the authorization and issuance of a series of convertible exchangeable preferred stock, Series A, par value U.S.$0.01 per share, of the Corporation, to be designated "Series A Preferred Stock," initially
                                    ------------------------
     consisting of 1,426 shares, and to the extent that the designations, powers, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions of the Series A Preferred Stock are not stated and expressed in the Certificate of Incorporation, the Board of Directors does hereby fix and herein state and express such designations, powers, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions thereof, as follows:

1.   Designation and Rank.
     --------------------

          (a) One thousand four hundred and twenty-six (1,426) shares of the preferred stock of the Corporation shall be designated and known as the "Series
                                                                         ------
A Preferred Stock."  Such number of shares may not be increased or decreased
-----------------
without obtaining the consent of a majority in interest of the holder(s) of the then-outstanding shares of Series A Preferred Stock; provided that no decrease
                                                     --------
shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of such shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          (b) The Series A Preferred Stock shall rank senior and prior to the common stock, par value U.S.$0.01 per share, of the Corporation (the "Common
                                                                      ------
Stock"), and all other classes or series of the capital stock (other than
-----
preferred stock) of the Corporation (now or hereafter authorized or issued), with respect to the payment of any dividends, the conversion rights set forth herein and any payment upon liquidation, redemption or exercise of the Exchange Right (as defined in Section 5(a)). The Corporation may not issue any additional classes or series of preferred stock (x) with liquidation, redemption or conversion rights or right of payment of any kind (including exercise of the Exchange Right) that is senior to the Series A Preferred Stock or (y) that is pari passu or senior to the Series A Preferred Stock with respect to the
---- -----
Exchange Right, except pursuant to Section 14.

2.   Dividend Rights.
     ---------------

          (a) Dividend Preference.  From and after the date hereof, when and if
              -------------------
the Board of Directors of the Corporation declares a dividend or distribution payable with respect to (i) the Common Stock or any other capital stock or security issued by the Corporation which is junior to the Series A Preferred Stock as to such dividends or distributions, such dividend or distribution shall not be paid until the payment to the holders of the Series A Preferred Stock (or, at the election of the holders of Series A Preferred Stock, until the accumulation) of all dividends or distributions accumulated or accrued or to be accumulated or accrued through that date, or (ii) the then-outstanding capital stock of the Corporation that is pari passu to the Series A Preferred Stock as
                                 ---- -----
to such dividends or distributions, such dividends or distributions shall not be paid unless an equivalent payment is made to the holders of the Series A Preferred Stock (or, at the election of the holders of Series A Preferred Stock, an equivalent amount is accumulated), pro rata, on the accumulated or accrued
                                      --- ----
and unpaid dividends or distributions payable to the Series A Preferred Stock as of the date of such payment; provided that such dividend or distribution shall
                             --------
not be declared payable and shall not be due to any holder of Series A Preferred Stock without the prior consent of such holder.

          (b) Discretionary Dividends.  From and after the date hereof, when and
              -----------------------
if the Board of Directors declares a dividend or distribution payable with respect to the then-outstanding shares of Common Stock, the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series A Preferred Stock could then be converted pursuant to Section 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend); provided that
                                                               --------
such dividend shall not be declared payable and shall not be due to any holder of Series A Preferred Stock without the prior consent of such holder.

          (c) Mandatory Dividends.  In addition to Section 2(b) above, subject
              -------------------
to the requirements of Delaware law, each share of Series A Preferred Stock shall be entitled to receive a mandatory dividend equal to 6.0% of the Series A Liquidation Preference (as defined below), per annum, compounded semi-annually
                                           --- -----
(to the extent such dividends shall not have been declared payable and due) on each succeeding six-month anniversary of the first issuance. Such dividend shall be cumulative and shall be payable annually on each succeeding six-month anniversary of the first issuance and shall be payable solely by the issuance of additional shares of Series A Preferred Stock at a price per share equal to U.S.$12,015.00 (the "Original Issue Price") and not in cash; provided that such
                     --------------------                    --------
dividend shall not be declared payable and shall not be due to any holder without the prior consent of such holder. Fractional shares of the Series A Preferred Stock shall be issuable for all purposes under this Section 2(c).

3.   Liquidation Rights.
     ------------------

          (a) Liquidation Events; Significant Transaction.  The occurrence of
              -------------------------------------------
any of the following events shall be deemed a "Liquidation":  (i) any
                                               -----------
liquidation, dissolution, or winding-up of the affairs of the Corporation; (ii) any transaction or series of related transactions in which securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding voting securities are acquired by a person, entity or group of related persons or entities, excluding any consolidation or merger effected exclusively to change the domicile of the Corporation; or (iii) any sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation. The occurrence of any of the following events shall be deemed a "Significant Transaction" and shall not be deemed a
                          -----------------------
Liquidation: any consolidation, merger or reorganization of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the holders of the outstanding voting securities of the Corporation immediately prior to such consolidation, merger or reorganization, own 50% or less of the outstanding voting securities of the survivor corporation (or the parent company of the survivor corporation) or resulting entity immediately after such consolidation, merger or reorganization.

          (b)  Liquidation Preference.
               ----------------------

          (i) In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of Common Stock, or any other class or series of stock subordinate in liquidation preference to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, on behalf of each share of Series A Preferred Stock held by such holder, the Original Issue Price (as appropriately adjusted for any combinations, divisions, or similar recapitalizations affecting the Series A Preferred Stock after issuance) and all accumulated or accrued and unpaid dividends thereon (collectively, the "Series A Liquidation
                                                         --------------------
Preference").
----------

          (ii) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they are entitled pursuant to clause (b)(i) above, the holders of the Series A Preferred Stock shall share pro
                                                                             ---
rata in any distribution of assets in proportion to the respective amounts which
----
would be payable to the holders of the Series A Preferred Stock and any other class or series of capital stock of the Corporation ranking on par with the Series A Preferred Stock in respect of the shares held by them if all amounts payable to them in respect of such were paid in full pursuant to clause (b)(i) above.

          (iii) After the distributions described in clause (b)(i) above have been paid, subject to the rights of any other class or series of capital stock of the Corporation that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, the holders of the Series A Preferred Stock and the holders of any other class or series of capital stock of the Corporation entitled to share in such distribution, pro rata based on the
                                                        --- ----
number of shares of Common Stock held by each, assuming conversion of any other class or series of capital stock of the Corporation convertible into shares of Common Stock.

          (c) Non-Cash Distributions.  If any distribution to be made pursuant
              ----------------------
to this Section 3 is to be paid other than in cash, the value of such distribution will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

          (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by clause (ii) below:

              (A) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation;

              (B) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three
          (3) trading days prior to the occurrence of the Liquidation; and

              (C) if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors, subject to the reasonable approval of holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, as of the date of the occurrence of the Liquidation.

          (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to effectuate an appropriate discount from the market value, as determined by clause (i)(A), (B) or (C) of this Section 3(c), so as to reflect the approximate fair market value thereof, as determined by the Board of Directors, subject to the reasonable approval of holders of at least a majority of the then-outstanding shares of such Series A Preferred Stock, as of the date of the occurrence of the Liquidation.

          (d) Dispute as to Value of Non-Cash Distributions.  If holders of at
              ---------------------------------------------
least a majority of the then-outstanding shares of Series A Preferred Stock reasonably do not approve the determination, pursuant to clause (c)(i)(C) or
(c)(ii), of Board of Directors as to valuation, the Corporation and the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock shall mutually agree upon and appoint, as an appraiser, a nationally-recognized investment banking firm, which shall be commissioned to investigate the value of the property to be distributed and shall submit a notice of an appraisal of that value to the Corporation and each holder of Series A Preferred Stock within 30 days of such commission. The appraiser shall be instructed to determine such value without regard to income tax consequences to the recipient as a result of receiving consideration other than cash. The value determined by the appraiser shall be conclusive. If the appraised value varies by less than 10% from the value determined by the Board of Directors, the aggregate amount of any adjustment or distribution related to such appraisal shall be reduced by the expense of the appraisal process and, in any case, the expense of the appraisal process shall be borne by the Corporation.

4.   Conversion Rights.
     -----------------

          The holders of the Series A Preferred Stock shall have conversion rights, through and including 5:00 p.m. New York time on July 18, 2007, as follows (the "Conversion Right"):
              ----------------

          (a) Conversion Price.  The "Conversion Price" shall, initially, be
              ----------------        ----------------
     U.S.$14.12 per share and shall be subject to adjustment as set forth below in Section 4(e).

          (b) Optional Conversion.  Each share of Series A Preferred Stock shall
              -------------------
     be convertible, at the option of the holder thereof, at any time that is at least three years after the issuance thereof, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the Original Issue Price of such share of Series A Preferred Stock (including any accumulated or accrued but unpaid dividends thereon) by (y) the Conversion Price.

          (c) Required Conversion.  Notwithstanding the above, in the event that
              -------------------
     there shall occur any Significant Transaction, the outstanding shares of the Series A Preferred Stock then held by any holder of the Series A Preferred Stock shall, immediately prior to the consummation thereof, be, subject to applicable regulatory approvals, converted into the same number of shares of Common Stock into which such shares are convertible pursuant to Section 4(b) (a "Required Conversion"); provided that, in the event of a
                         -------------------    --------
     Required Conversion, the Common Stock delivered upon such conversion shall have the benefit of the Exchange Right (as defined in Section 5(a)) identical to that with respect to the Series A Preferred Stock so converted and shall be evidenced by a security substantially in the form of Exhibit G
                                                                       ---------
     to the Securities Purchase Agreement dated as of July 18, 2001 among the Corporation, Elan International Services, Ltd. and Elan Pharma International Limited (the "Securities Purchase Agreement").
                                 -----------------------------

          (d) Mechanics of Conversion.  In order to exercise the Conversion
              -----------------------
     Right pursuant to Section 4(b), a holder of Series A Preferred Stock shall provide written notice to the Corporation, setting forth (i) such holder's intent to exercise the Conversion Right, and (ii) the proposed date for such exercise (the "Conversion Date"), which shall be between 10 and 30
                         ---------------
     days after the date of such notice. If a Significant Transaction occurs and a Required Conversion is effected, pursuant to Section 4(c), by the Corporation, the Corporation shall notify in writing all holders of Series A Preferred Stock of such Required Conversion and the date of such Significant Transaction shall be referred to as the "Required Conversion
                                                          -------------------
     Date."  On the Conversion Date or the Required Conversion Date, as the case
     ----
     may be, (x) the holder (and, in the case of a Required Conversion, each holder) shall tender such holder's shares of Series A Preferred Stock to the Corporation for cancellation, free and clear of encumbrances of any type or nature, and (y) the Corporation shall cause to be delivered to such holder a number of shares of Common Stock as calculated pursuant to Section 4(b) above, free and clear of encumbrances of any type or nature. Each holder and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

          (e) Certain Adjustments.  To the extent that the holders of Series A
              -------------------
     Preferred Stock do not participate fully with other stockholders of the Corporation with respect to dividends paid pursuant to Section 2(b) hereof, the following adjustments shall be made to the Conversion Price:

            (i) Adjustment for Common Stock Dividends and Distributions.  If, at
                -------------------------------------------------------
     any time after the original issue date of the Series A Preferred Stock (the "Original Issue Date"), the Corporation makes, or fixes a record date for
      -------------------
     the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock or Common Stock Equivalents issuable in payment of such dividend or distribution; provided, however,
                                                           --------  -------
     that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(e)(i) to reflect the actual payment of such dividend or distribution.

          A "Common Stock Equivalent" shall mean each share of Common Stock into
             -----------------------
     which securities or property or rights are convertible, exchangeable or exercisable for or into shares of Common Stock, or otherwise entitle the holder thereof to receive directly or indirectly, any of the foregoing.

            (ii) Adjustments for Stock Splits, Stock Subdivisions and
                 ----------------------------------------------------
     Combinations.  If, at any time after the Original Issue Date, the
     ------------
     Corporation subdivides or combines the Common Stock without making a corresponding subdivision or combination of the Series A Preferred Stock,
     (A) in the case of a subdivision (including a stock split), the Conversion Price in effect immediately prior to such event shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (B) in the case of a combination (including a reverse stock split), the Conversion Price in effect immediately prior to such event shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased. Any adjustment under this Section 4(e)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (iii)  Adjustments for Reclassification, Reorganization and
                   ----------------------------------------------------
     Consolidation.  In case of (A) any reclassification, reorganization, change
     -------------
     or conversion of securities of the class issuable upon conversion of the Series A Preferred Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Corporation, or (B) any merger or consolidation of the Corporation with or into another entity (other than a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series A Preferred Stock), or (C) any sale of all or substantially all the assets of the Corporation, each holder of shares of Series A Preferred Stock shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of its shares of Series A Preferred Stock and accumulated or accrued and unpaid dividends then-outstanding thereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger or consolidation upon conversion by a holder of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reclassification, reorganization, change, merger or consolidation, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this clause (iii) shall similarly attach to successive reclassifications, reorganizations, changes, mergers and consolidations.

5.   Exchange Right.
     --------------

          (a) Elan International Services, Ltd. (or any of its affiliates, "EIS"), the original purchaser of the Series A Preferred Stock, shall have the
 ---
right to exchange (the "Exchange Right") all of the shares of Series A Preferred
                        --------------
Stock for the 3,612 shares of non-voting convertible preference shares of Curis Newco, Ltd., a Bermuda exempted limited liability company ("Newco"), issued to
                                                            -----
the Corporation on the Original Issue Date, which are convertible into 30.1% of Newco's voting common shares on a fully-diluted basis (as adjusted for any combinations or divisions or similar recapitalizations, or, if such preference shares have been converted by the Corporation into voting common shares pursuant to the terms thereof, the securities issued upon such conversion and, in each case, including stock distributions and dividends issued thereon, the "Exchange
                                                                       --------
Shares").
------

          (b) Upon exercise of the Exchange Right, all shares of Series A Preferred Stock originally purchased from the Corporation, including shares of Series A Preferred Stock paid as dividends with respect thereto, shall be canceled and shall no longer be entitled to any rights in the Corporation. In the event of such an exchange, any and all accumulated or accrued and unpaid dividends upon shares of Series A Preferred Stock shall not be declared payable and shall not be due.

          (c) Other than in the case of a Required Conversion under Section 4(c) hereof, if any shares of the Series A Preferred Stock are converted at the option of the holder thereof, pursuant to Section 4(b) hereof, into shares of Common Stock, the Exchange Right with respect to the shares of Series A Preferred Stock originally purchased from the Corporation shall be canceled and shall no longer be entitled to any Exchange Right. In the case of a Required Conversion, the Exchange Right shall remain valid and enforceable.

          (d) In order to exercise the Exchange Right, the holders of the Series A Preferred Stock shall provide written notice thereof to the Corporation, setting forth (i) the fact that such holders intend to exercise the Exchange Right, and (ii) the proposed date for such exercise (the "Exercise Date"), which
                                                          -------------
shall be between 10 and 30 days after the date of such notice. On the Exercise Date, (x) the holders shall tender all shares of Series A Preferred Stock to the Corporation for cancellation (or, in the event that a Significant Transaction has occurred, such shares of Common Stock or capital stock of the survivor corporation (or the parent company of the survivor corporation) or the resulting entity, as the case may be, received by the holders as a result of a Significant Transaction), free and clear of encumbrances of any type or nature, and (y) the Corporation shall cause to be delivered to EIS, acting on behalf of such holders, the Exchange Shares, free and clear of encumbrances of any type or nature. The holders of the Series A Preferred Stock and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

          (e) EIS shall have the right to exercise the Exchange Right from any time from the Original Issue Date through and including July 18, 2006 (or if such day is not a business day in New York City, then on the business day immediately thereafter).

6.   Redemption.
     ----------

          (a) To the extent the Corporation shall have funds legally available for such payment, on July 18, 2007, if any shares of the Series A Preferred Stock shall be then-outstanding, the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, at a redemption price per share equal to the aggregate Series A Liquidation Preference, either (a) in cash, (b) by the issuance of shares of Common Stock with a Fair Market Value equal to such redemption price, or (c) any combination of (a) and (b) above.

          The "Fair Market Value" of one share of Common Stock shall be deemed
               -----------------
to be the average of the closing sale prices for the Common Stock over the 30 trading day period ending one trading day prior to the date of such conversion, redemption or exchange.

          (b) In the event the Corporation redeems shares of Series A Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 20 days prior to the redemption date, to each holder of record of the shares of Series A Preferred Stock to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice, nor any
             --------
defect therein, shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed, except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price and the Fair Market Value of the Common Stock, if applicable; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (c) In the case of any redemption pursuant to Section 6(a), as to which notice was properly mailed as provided in Section 6(b), from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price per share) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

7.   Other Distributions.
     -------------------

          In the event the Corporation provides the holders of its Common Stock with consideration that is not otherwise addressed in Section 4 (including, without limitation, declaring a distribution payable in securities, assets, cash or evidences of indebtedness issued by other persons or the Corporation (excluding cash dividends declared and paid by the Corporation out of retained earnings)), then, in each such case, the holders of the Series A Preferred Stock shall be entitled to a pro rata share of any such distribution as though such holders were holders of the number of shares of Common Stock of the Corporation as though the Series A Preferred Stock had been converted in whole as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

8.   Recapitalizations.
     -----------------

          If at any time there occurs a recapitalization of the Common Stock (other than a subdivision, combination, or merger or sale of assets provided for in Section 4 hereof), the holders of the Series A Preferred Stock shall be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of capital stock or other securities or property of the Corporation or otherwise to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of
Section 4 hereof with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of
Section 4 hereof (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

9.   No Impairment.
     -------------

          (a) The Corporation will not, by amendment of the Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Right, the Exchange Right and redemption rights of the holders of the Series A Preferred Stock against impairment.

          (b) If the Corporation is unable or shall fail to discharge its obligations under Section 5 or Section 6(a) hereof (each, an "Obligation"), such
                                                              ----------
Obligation shall be discharged as soon as the Corporation is able to discharge such Obligation. If and so long as any Obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase or otherwise acquire any classes or series of preferred stock with a liquidation preference, dividend or other rights senior or pari passu to the Series A Preferred Stock ("Senior and/or
                 ---- -----                                   -------------
Parity Stock") or discharge any mandatory or optional redemption, sinking fund
------------
or other similar obligation in respect of any Senior and/or Parity Stock (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (ii) declare or make
          --- ----
any distribution to any class or series of preferred stock with a liquidation preference, dividend or other rights junior to the Series A Preferred Stock or any other security which ranks junior to the Series A Preferred Stock (collectively, "Junior Securities") or, directly or indirectly, discharge any
                -----------------
mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Security.

10.  No Fractional Shares and Certificate as to Adjustments.
     ------------------------------------------------------

          (a) No fractional shares of Common Stock will be issued upon the conversion of any share or shares of the Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the closing price of the Corporation's Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) on the day immediately preceding the conversion. All calculations under Section 4 hereof and this Section 10(a) shall be made to the nearest cent or to the nearest share, as the case may be.

          (b) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 4 hereof, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, use its reasonable best efforts to furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

11.  Reservation of Stock Issuable Upon Conversion.
     ---------------------------------------------

          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

12.  Notices.
     -------

          Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be given in writing and shall be deemed to have been given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent,
(iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

13.  Voting Rights.
     -------------

          Subject to Section 14 hereof, holders of Series A Preferred Stock shall not be entitled to vote, including with respect to the election of directors of the Corporation.

14.  Protective Provisions.
     ---------------------

          Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a series:

          (a) amend its Certificate of Incorporation so as to affect adversely the shares of Series A Preferred Stock or any holder thereof, including, without limitation, by creating any additional series of preferred stock (or issuing shares under any such series) that is (i) senior in liquidation preference, redemption right, conversion rights or right of payment to the Series A Preferred Stock or (ii) pari passu with respect to the Exchange
                                      ---- -----
     Right; or

          (b) change the rights of the holders of the Series A Preferred Stock in any other respect;

provided, however, that the creation of any series of preferred stock (or
--------  -------
issuing shares under any such series) that is pari passu (other than with
                                              ---- -----
respect to the Exchange Right) or junior in right of payment upon liquidation, redemption, conversion or payment rights or otherwise with the Series A Preferred Stock shall not be deemed to adversely affect the rights, preferences or privileges of the Series A Preferred Stock or any holder thereof or change the rights of the holders of the Series A Preferred Stock in any other respect.

          The Series A Preferred Stock shall have no preemptive rights pursuant hereto.

15.  Legend.
     ------

          The Series A Preferred Stock and any underlying shares of Common Stock will be issued under an exemption or exemptions from registration under the U.S. Securities Act of 1933, as amended, and are also subject to certain rights and obligations set forth in the Securities Purchase Agreement. Accordingly, the certificates evidencing the Series A Preferred

Stock and the underlying Common Stock shall, upon issuance, contain a legend, substantially in the form as follows:

     "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUED UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO
                               ---
     INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS
     (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) CURIS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO CURIS, INC. THAT NO VIOLATION OF THE ACT OR SIMILAR STATE SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RIGHTS AND OBLIGATIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 18, 2001, BY AND AMONG CURIS, INC., ELAN INTERNATIONAL SERVICES, LTD. AND ELAN PHARMA INTERNATIONAL LIMITED."

16.  Status of Converted Stock.
     -------------------------

          In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof or exchanged pursuant to Section 5 hereof, the shares so converted or exchanged shall be canceled and shall not be reissuable by the Corporation."

                            [Signature page follows]

          IN WITNESS WHEREOF, said Curis, Inc. has caused this Certificate of Designations to be signed by Doros Platika, M.D., its President and Chief Executive Officer, this 18th day of July, 2001.

                              CURIS, INC.

                              By:  /s/ Doros Platika, M.D.
                                   ------------------------
                                   Name:   Doros Platika, M.D.
                                   Title:  President and Chief Executive
                                           Officer